UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2002

(Date of Report

Date of earliest event reported)

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-31240	84-1611629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street

Denver, Colorado 80203

(Address of principal executive offices, including Zip Code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Explanatory Note

This Amendment No. 2 (“Amendment”) amends the Registrant’s Current Report on Form 8-K originally filed on March 1, 2002 and as amended by the Registrant’s Form 8-K/A Amendment No. 1 filed on April 15, 2002. The Registrant has filed this Amendment to amend and/or restate the financial statements of businesses acquired in Item 7(a) and to amend the pro forma financial information required by Item 7(b).

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Business Acquired.

Franco-Nevada Mining Corporation Limited (“Franco-Nevada”)

The (i) audited consolidated balance sheets of Franco-Nevada at March 31, 2001 and 2000; (ii) audited consolidated statements of earnings, retained earnings and cash flows of Franco-Nevada for the years ended March 31, 2001, 2000 and 1999; (iii) unaudited consolidated balance sheets of Franco-Nevada at September 30, 2001; (iv) unaudited consolidated statements of earnings, retained earnings and cash flows of Franco-Nevada for the six months ended September 30, 2001 and 2000; and (v) accompanying amended notes to the consolidated financial statements of Franco-Nevada, are filed as Exhibit 20.3 to this report and are incorporated herein by reference.

Normandy Mining Limited (“Normandy”)

The (i) audited consolidated statements of financial performance of Normandy for the years ended June 30, 2001, 2000 and 1999; (ii) audited consolidated statements of financial position of Normandy as at June 30, 2001 and 2000; (iii) audited consolidated statements of cash flows of Normandy for the years ended June 30, 2001, 2000 and 1999; (vi) audited consolidated statements of shareholder’s equity of Normandy for the years ended June 30, 2001, 2000 and 1999; and (v) accompanying restated and amended notes to the consolidated financial statements of Normandy (including the Reconciliation to US GAAP set out in Note 40), are filed as Exhibit 20.4 to this report and are incorporated herein by reference.

The (i) unaudited consolidated statements of financial performance of Normandy for the half years ended December 31, 2001 and 2000; (ii) unaudited consolidated statements of financial position of Normandy as at December 31, 2001 and 2000; (iii) unaudited consolidated statements of cash flows of Normandy for the half years ended December 31, 2001 and 2000; (vi) unaudited consolidated statements of shareholder’s equity of Normandy for the half year ended December 31, 2001; and (v) accompanying restated and amended notes to the consolidated financial statements of Normandy (including the Reconciliation to US GAAP set out in Note 8), are filed as Exhibit 20.5 to this report and are incorporated herein by reference.

Exchange Rate Data

Selected exchange rate data is filed herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

(b)    Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On February 16, 2002, Newmont completed the acquisition of Franco-Nevada pursuant to a Plan of Arrangement. On February 20, 2002, Newmont gained control of Normandy through an off-market bid for all of the ordinary shares in the capital of Normandy. On February 26, 2002, when Newmont’s off-market bid for Normandy expired, Newmont had a relevant interest in more than 96% of Normandy’s outstanding shares. Newmont exercised its rights to acquire the remaining shares of Normandy in April 2002. Based on these events, we have prepared the Unaudited Pro Forma Combined Condensed Financial Information assuming that Newmont has acquired 100% of both Normandy and Franco-Nevada.

The following unaudited pro forma financial information has been prepared to assist you in your analysis of the financial effects of the acquisitions of Normandy and Franco-Nevada (the “Transaction”). We derived this information for each of the respective companies as follows:

•	Newmont Mining Corporation’s (“Newmont”) information was derived from its audited financial statements as of December 31, 2001 and for the year then ended. These audited financial statements are included in Newmont’s Form 10-K/A, filed March 20, 2003. Newmont’s historical information was prepared using accounting principles generally accepted in the United States (“US GAAP”) and in United States Dollars (“US$” or “$”).

•	Normandy’s information was derived from its publicly-available, unaudited, restated financial statements as of December 31, 2001 and by combining its results of operations for the six-month period then ended with the results of operations from the six-month period ended June 30, 2001. The results of operations for the six-month period ended June 30, 2001 were derived from its publicly-available, audited financial statements as of June 30, 2001, and the year then ended, and the publicly-available, unaudited financial statements as of December 31, 2000, and the six-month period then ended. Normandy’s historical information was prepared using accounting principles generally accepted in Australia (“Australian GAAP”) and Australian Dollars (“A$”) and was reconciled to US GAAP. Normandy’s financial statements and notes therein (as referenced above) were restated to reflect the effect of a change in the reconciliation from Australian GAAP to US GAAP to record the reversal of an impairment charge recorded under Australian GAAP that did not qualify as an impairment under US GAAP.

•	Franco-Nevada’s information was derived from its unaudited financial statements as of December 31, 2001 and by combining its results of operations for the six-month period ended September 30, 2001 with the results of operations for the two three-month periods ended March 31, 2001 and December 31, 2001, respectively. Certain disclosures presented with Franco-Nevada’s financial information have been modified from those previously presented. Franco-Nevada’s historical information was prepared using accounting principles generally accepted in Canada (“Canadian GAAP”) and Canadian Dollars (“C$”) and was reconciled to US GAAP.

•	Exchange rates used to convert information as of and for the year ended December 31, 2001 were:

	A$ to US$	C$ to US$
Period end rate:	A$1.963 to US$1	C$1.593 to US$1
Average rate for the twelve-months ended December 31, 2001:	A$1.932 to US$1	C$1.549 to US$1

The information prepared is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual reports and other information that Newmont, Normandy and Franco-Nevada have filed with the Securities and Exchange Commission, the Australian Stock Exchange Limited and various securities commissions and similar authorities in Canada, respectively. Certain of this information has been filed as exhibits to this report.

Several factors should be considered when comparing the historical financial information of Newmont, Normandy and Franco-Nevada to the Unaudited Pro Forma Combined Condensed Financial Information, including the following:

•	The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transaction as if it had occurred on December 31, 2001. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 gives effect to the Transaction as if it had occurred on January 1, 2001.

•	The Unaudited Pro Forma Combined Condensed Financial Information gives effect to the Transaction using the purchase method of accounting for business combinations as required by US GAAP.

•	Normandy’s fiscal year ends on June 30 and Franco-Nevada’s fiscal year ends on March 31. Newmont’s fiscal year ends on December 31. The combined company will utilize December 31 as its fiscal year end. The financial information presented by Normandy and Franco-Nevada for the year ended December 31, 2001 has been compiled by the managements of Normandy and Franco-Nevada, respectively, although there is no publicly-available historical information that portrays the results of operations for the year ended December 31, 2001.

•	The Unaudited Pro Forma Combined Condensed Financial Information has been prepared based on US GAAP. The accounting policies of Normandy and Franco-Nevada are believed to be in line with those of Newmont in all material respects, except for differences in each company’s respective GAAP basis. Normandy’s and Franco-Nevada’s managements have provided us with a reconciliation from Australian GAAP and Canadian GAAP, respectively, to US GAAP.

•	Certain line items reported by Normandy and Franco-Nevada on their historical statements of operations and balance sheets have been presented to conform to the method of presentation utilized by Newmont.

•	Expected annual savings resulting from operating synergies have not been reflected as adjustments to the historical data. The cost savings are expected to result from the consolidation of the corporate headquarters of Newmont, Normandy and Franco-Nevada, eliminations of duplicate staff and expenses, rationalization of exploration spending and capital expenditures, operating savings, interest and taxes, all of which are estimated to be approximately $70 million after tax during the first full year of combined operations.

The Unaudited Pro Forma Combined Condensed Financial Information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the Unaudited Pro Forma Combined Condensed Financial Information as being indicative of the historical results that would have been achieved had the Transaction occurred in the past or the future financial results that the combined company will achieve after the Transaction.

The purchase price allocation contained herein is preliminary. The purchase price allocation was finalized in the fourth quarter of 2002 following the completion of an independent appraisal. The final purchase price allocation was determined based on the actual fair values of current assets, current liabilities, indebtedness, reclamation and remediation liabilities, derivative instruments, marketable securities, property, plant and mine development, mineral and royalty interests acquired and other identifiable intangible assets, with the excess of purchase price over the identifiable net tangible and intangible assets allocated to goodwill.

ACQUISITIONS OF NORMANDY AND FRANCO-NEVADA

The following pro forma financial statements are estimates of the Unaudited Pro Forma Combined Condensed Financial Information of Newmont as of December 31, 2001 and for the year then ended, assuming the acquisitions of Normandy and Franco-Nevada.

NEWMONT MINING CORPORATION ACQUISITION  OF 100% OF NORMANDY MINING LIMITED

AND 100% OF FRANCO-NEVADA MINING CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2001

(In millions)

	Newmont US $ US GAAP	Normandy A $ Australian GAAP	Normandy US $ Australian GAAP	US GAAP Adjustments			Normandy Acquisition Adjustments			Newmont and Normandy Combined
ASSETS:
Cash and cash equivalents	$149.4	$358.1	$182.4	$(24.2)	(2a	)	$—			$309.3
				1.7	(2e	)
Short-term investments	8.2	19.5	9.9	0.9	(2c	)	—			19.0
Accounts receivable	19.1	153.6	78.3	(6.7)	(2a	)	—			70.8
				(14.6)	(2e	)
				(5.3)	(2d	)
Inventories	452.1	166.5	84.8	24.8	(2a	)	26.1	(3a	)	588.7
				(3.2)	(2b	)
				4.1	(2e	)
Deferred income taxes	7.8	—	—	14.8	(2t	)	0.8	(3a	)	23.4
Other current assets	210.4	173.8	88.5	0.6	(2e	)	(0.8)	(3a	)	298.7

Current assets	847.0	871.5	443.9	(7.1)			26.1			1,309.9
Property, plant and mine development, net	1,930.4	2,066.8	1,052.9	(27.5)	(2f	)	2.1	(3a	)	2,377.1
				16.0	(2e	)	(736.0)	(3k	)
				11.5	(2g	)
				65.9	(2j	)
				71.1	(2h	)
				(9.3)	(2i	)
Mineral interests and other intangible assets, net	177.0	—	—	—			1,404.5	(3k	)	1,581.5
Investments in affiliated companies and other investments	543.3	348.8	177.7	(12.1)	(2k	)	89.3	(3a	)	758.2
				(63.8)	(2f	)
				23.8	(2l	)
Historical goodwill	—	42.3	21.5	32.6	(2j	)	(49.4)	(3a	)	4.7
Goodwill	—	—	—	—			1,136.6	(3a	)	1,136.6
Deferred income taxes	403.4	103.8	52.9	28.3	(2t	)	29.3	(3a	)	513.9
Other long-term assets	240.6	236.9	120.7	(0.9)	(2m	)	(20.8)	(3a	)	475.0
				41.7	(2j	)
				3.2	(2b	)
				90.5	(2q	)

Total assets	4,141.7	$3,670.1	$1,869.6	$263.9			$1,881.7			$8,156.9

NEWMONT MINING CORPORATION ACQUISITION  OF 100% OF NORMANDY MINING LIMITED

AND 100% OF FRANCO-NEVADA MINING CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2001

CONTINUED

(In millions)

	Franco- Nevada C $ Canadian GAAP	Franco- Nevada US $ Canadian GAAP	US GAAP Adjustments			Franco- Nevada Acquisition Adjustments			Newmont, Normandy and Franco- Nevada Combined
ASSETS:
Cash and cash equivalents	$866.9	$544.2	$—			$(462.1)	(5a	)	$391.4

Short-term investments	115.0	72.2	51.3	(4b	)	—			142.5
Accounts receivable	26.1	16.4	—			—			87.2
Inventories	11.3	7.1	—			—			595.8
Deferred income taxes	—	—	—			—			23.4
Other current assets	9.9	6.2	—			—			304.9

Current assets	1,029.2	646.1	51.3			(462.1)			1,545.2
Property, plant and mine development, net	—	—	—			—			2,377.1
Mineral interests and other intangible assets, net	190.0	119.2	(8.7)	(4c	)	293.5	(5h	)	1,985.5
Investments in affiliated companies and other investments	421.1	264.3	—	(4a	)	68.8	(5a	)	866.2
						(225.1)	(5e	)
Historical goodwill	—	—	—			—			4.7
Goodwill	—	—	—			1,191.9	(5a	)	2,328.5
Deferred income taxes	—	—	—			—			513.9
Other long-term assets	—	—	—			—			475.0

Total assets	$1,640.3	$1,029.6	$42.6			$867.0			$10,096.1

NEWMONT MINING CORPORATION ACQUISITION  OF 100% OF NORMANDY MINING LIMITED

AND 100% OF FRANCO-NEVADA MINING CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2001

(In millions)

	Newmont US $ US GAAP	Normandy A $ Australian GAAP	Normandy US $ Australian GAAP	US GAAP Adjustments			Normandy Acquisition Adjustments			Newmont and Normandy Combined
LIABILITIES:
Current portion of long-term debt	$192.2	$127.1	$64.8	$1.5	(2e	)	$—			$258.5
Accounts payable	80.9	249.6	127.2	3.6	(2e	)	35.7	(3a	)	247.4
Deferred income taxes	32.9	19.1	9.7	(0.7)	(2t	)	13.4	(3a	)	55.3
Other current liabilities	214.0	185.0	94.2	(6.5)	(2n	)	(25.2)	(3a	)	277.1
				0.6	(2e	)

Current liabilities	520.0	580.8	295.9	(1.5)			23.9			838.3
Long-term debt	1,234.7	1,204.9	613.7	42.5	(2p	)	462.1	(3a	)	2,462.8
				93.5	(2q	)	16.3	(3a	)
Deferred revenue	53.8	129.4	65.9	—			(61.6)	(3a	)	58.1
Derivatives liability	—	—	—	248.3	(2r	)	—			248.3
Deferred income taxes	140.8	261.2	133.1	26.3	(2t	)	272.7	(3a	)	572.9
Other long-term liabilities	429.8	215.2	109.6	(5.5)	(2o	)	(7.6)	(3a	)	526.5
				0.2	(2w	)

Total liabilities	2,379.1	2,391.5	1,218.2	403.8			705.8			4,706.9
Minority interest in affiliates	262.8	49.2	25.1	12.4	(2u	)	—			300.3
STOCKHOLDERS’ EQUITY:
Preferred stock	11.5	—	—	—			—			11.5
Common stock	313.9	—	—	—			139.8	(3b	)	453.7
Additional paid-in capital	1,458.4	1,602.6	816.5	750.1	(2v	)	(56.5)	(3b	)	2,968.5
Stock options	—	—	—	—			—			—
Warrants	—	—	—	—			—			—
Retained earnings (deficit)	(274.5)	(445.7)	(227.1)	(828.6)	(2v	)	1,055.7	(3b	)	(274.5)
Accumulated other comprehensive income (loss)	(9.5)	72.5	36.9	(73.8)	(2v	)	36.9	(3b	)	(9.5)

Total stockholders’ equity	1,499.8	1,229.4	626.3	(152.3)			1,175.9			3,149.7

Total liabilities and stockholders’ equity	$4,141.7	$3,670.1	$1,869.6	$263.9			$1,881.7			$8,156.9

NEWMONT MINING CORPORATION ACQUISITION  OF 100% OF NORMANDY MINING LIMITED

AND 100% OF FRANCO-NEVADA MINING CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2001

CONTINUED

(In millions)

	Franco-Nevada C $ Canadian GAAP	Franco-Nevada US $ Canadian GAAP	US GAAP Adjustments			Franco-Nevada Acquisition Adjustments			Newmont, Normandy and Franco-Nevada Combined
LIABILITIES:
Current portion of long-term debt	$—	$—	$—			$—			$258.5
Accounts payable	1.3	0.8	—			30.0	(5a	)	278.2
Deferred income taxes	—	—	—			—			55.3
Other current liabilities	—	—	—			75.0	(5a	)	352.1

Current liabilities	1.3	0.8	—			105.0			944.1
Long-term debt	—	—	—			(462.1)	(5a	)	2,000.7
Deferred revenue	—	—	—			—			58.1
Derivatives liability	—	—	—			—			248.3
Deferred income taxes	89.3	56.0	6.3	(4e	)	88.3	(5a	)	723.5
Other long-term liabilities	—	—	—			—			526.5

Total liabilities	90.6	56.8	6.3			(268.8)			4,501.2
Minority interest in affiliates	—	—	—			—			300.3
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—			—			11.5
Common stock	—	—	—			177.1	(5b	)	630.8
Additional paid-in capital	1,027.9	760.6	1.9	(4h	)	1,161.6	(5b	)	4,892.6
Stock options	—	—	—			30.4	(5b	)	30.4
Warrants	—	—	—			13.3	(5b	)	13.3
Retained earnings (deficit)	442.3	312.1	(9.6)	(4g	)	(300.6)	(5b	)	(274.5)
			(1.9)	(4h	)
Accumulated other comprehensive income (loss)	79.5	(99.9)	45.9	(4g	)	54.0	(5b	)	(9.5)

Total stockholders’ equity	1,549.7	972.8	36.3			1,135.8			5,294.6

Total liabilities and stockholders’ equity	$1,640.3	$1,029.6	$42.6			$867.0			$10,096.1

NEWMONT MINING CORPORATION ACQUISITION

OF 100% OF NORMANDY MINING LIMITED

AND 100% OF FRANCO-NEVADA MINING CORPORATION LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

(In millions, except per share data)

	Newmont US $ US GAAP	Normandy A $ Australian GAAP	Normandy US $ Australian GAAP	US GAAP Adjustments			Normandy Acquisition Adjustments			Newmont and Normandy Combined

Sales and other income	$1,674.1	$1,791.3	$927.3	$(9.1)	(2a	)	$(46.5)	(3c	)	$2,544.4
				1.0	(2q	)	(2.4)	(3j	)
Operating costs	(1,278.8)	(1,356.8)	(702.4)	(1.4)	(2d	)	(16.6)	(3d	)	(2,024.5)
				5.5	(2o	)
				7.6	(2a	)
				(10.5)	(2f	)
				5.5	(2n	)
				(5.0)	(2s	)
				(28.2)	(2l	)
				(0.2)	(2w	)
Depreciation, depletion and amortization	(301.6)	(258.9)	(134.0)	(12.2)	(2h	)	(6.0)	(3e	)	(499.6)
				(36.0)	(2j	)
				(9.4)	(2i	)
				(0.4)	(2g	)
Interest, net of amounts capitalized	(98.1)	(104.3)	(54.0)	2.0	(2g	)	0.2	(3f	)	(149.9)
Transaction expenses	(60.5)	—	—	—			—			(60.5)
Gain (loss) on derivative instruments	1.8	—	—	(56.0)	(2r	)	—			(54.2)
Other expenses	—	(139.3)	(72.1)	8.7	(2c	)	(2.4)	(3l	)	(86.1)
				(3.8)	(2e	)
				9.5	(2h	)
				(26.0)	(2p	)

Profit before tax and minority interest	(63.1)	(68.0)	(35.2)	(158.4)			(73.7)			(330.4)
Income tax benefit (provision)	59.3	(31.7)	(16.4)	(5.9)	(2t	)	21.4	(3g	)	58.4
Minority interest in income of affiliates	(65.3)	(34.0)	(17.6)	21.0	(2u	)	—			(61.9)
Equity income (loss) from investments in affiliates	22.5	0.1	0.1	—			(1.9)	(3h	)	20.7

Net income (loss)	$(46.6)	$(133.6)	$(69.1)	$(143.3)			$(54.2)			$(313.2)

Preferred stock dividends	(7.5)									(7.5)

Net income (loss) applicable to common shares	(54.1)									(320.7)

Net income (loss) per common share, diluted	(0.28)									(1.14)

Basic and diluted weighted average common shares outstanding	195.1						86.8	(3i	)	281.9

	Franco-Nevada C $ Canadian GAAP	Franco-Nevada US $ Canadian GAAP	US GAAP Adjustments			Franco-Nevada Acquisition Adjustments			Newmont, Normandy and Franco-Nevada Combined
Sales and other income	$157.7	$102.2	$9.1	(4f	)	$(5.8)	(5f	)	$2,667.0
						17.1	(5g	)
Operating costs	(25.6)	(16.6)	4.3	(4c	)	(9.4)	(5g	)	(2,046.2)
Depreciation, depletion and amortization	(8.1)	(5.2)	0.2	(4d	)	(27.1)	(5c	)	(532.7)
						1.9	(5f	)
						(2.9)	(5g	)
Interest, net of amounts capitalized	—	—	—			—			(149.9)
Transaction expenses	—	—	—			—			(60.5)
Gain (loss) on derivative instruments	—	—	—			—			(54.2)
Other expenses	—	—	—			—			(86.1)

Profit before tax and minority interest	124.0	80.4	13.6			(26.2)			(262.6)
Income tax benefit (provision)	(47.6)	(30.8)	(4.9)	(4e	)	9.2	(5d	)	31.9
Minority interest in income of affiliates	—	—	—			—			(61.9)
Equity income (loss) from investments in affiliates	18.0	11.7	—			(11.7)	(5e	)	20.7

Net income (loss)	$94.4	$61.3	$8.7			$(28.7)			$(271.9)

Preferred stock dividends									(7.5)

Net income (loss) applicable to common shares									(279.4)

Net income (loss) per common share, diluted									(0.71)

Basic and diluted weighted average common shares outstanding						110.6	(5b	)	392.5

Note 1—Basis of Presentation

The Pro Forma presentation reflects the acquisitions of Normandy and Franco-Nevada as purchases for accounting purposes. Newmont has issued approximately 86.8 million common shares to stockholders of Normandy and approximately 110.6 million common shares (including exchangeable shares of a subsidiary that are exchangeable at any time into Newmont common shares on a one-for-one basis) to the stockholders of Franco-Nevada. For accounting purposes only, the shares issued to Normandy stockholders include the Newmont shares applicable to the 19.8% of Normandy held by Franco-Nevada. The shares issued to Franco-Nevada stockholders exclude the Newmont shares applicable to its 19.8% holding in Normandy.

The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the 100% acquisitions of Normandy and of Franco-Nevada as of December 31, 2001. The accompanying Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 includes historical revenues and expenses of Newmont, Normandy and Franco-Nevada for that year, adjusted to US GAAP.

Normandy’s fiscal year ends on June 30 and Franco-Nevada’s fiscal year ends on March 31. Newmont’s fiscal year ends on December 31. The combined company will utilize December 31 as its fiscal year end.

The Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations do not include all information and notes required by US GAAP for complete financial statements.

Normandy’s effective interest in Australian Magnesium Corporation Limited (“AMC”) was diluted from 62.6% to 22.8% prior to Newmont’s acquisition of Normandy. Consequently, AMC had been deconsolidated from November 23, 2001 and has been accounted for as a equity investment from that date. See Note 6 to the unaudited financial statements of Normandy at December 31, 2001 and 2000 and for the two six-month periods then ended, filed as Exhibit 20.5 to this report.

Note 2—US GAAP adjustments to Normandy

The consolidated financial statements of Normandy have been prepared in accordance with Australian GAAP, which differ in certain significant respects from US GAAP. Normandy’s restated, audited financial statements at June 30, 2001 and 2000, and for the three-year period then ended, and Normandy’s restated, unaudited financial statements at December 31, 2001 and 2000, and for the two six-month periods then ended, have been filed as Exhibits 20.4 and 20.5, respectively, to this report. Please refer to Notes 40 and 8 of those financial statements, respectively, for reconciliations from Australian GAAP to US GAAP and descriptions of the significant differences and reconciling items.

The following notes set out a summarized description of the basis on which the Normandy Australian GAAP financial statements were adjusted to approximate US GAAP. In addition, some items have been reclassified to conform the presentation to that of Newmont.

(a)	Under Australian GAAP, gold bullion on hand is valued at contract rates for those hedges it is expected to be delivered into and classified as Cash and cash equivalents. Under US GAAP, gold bullion on hand is valued at cost and classified as Inventories. As a result, bullion that was recorded at contract contract rates and classified as Cash and cash equivalents under Australian GAAP was revalued at cost and reclassified to Inventories for US GAAP purposes. In addition, revenue recognized under Australian GAAP related to certain sales of gold bullion and base metals that did not qualify as sales under US GAAP was reversed at period end. As part of this reversal, the related gold bullion was revalued at cost and put back into Inventories for US GAAP purposes.

(b)	Ore stockpiles not expected to be processed within one year have been reclassified from Inventories under Australian GAAP to Other long-term assets under US GAAP.

(c)	Under Australian GAAP, investments in equity securities are accounted for at the lower of cost or recoverable amount. Under US GAAP, investments in equity securities qualifying as marketable securities that are classified as available-for-sale are adjusted to the quoted value of the shares at each period end. Unrealized gains and losses on the equity securities are recorded in Accumulated other comprehensive income (loss) under US GAAP. Realized gains and losses are recorded in Sales and other income in the Unaudited Pro Forma Combined Condensed Statement of Operations.

(d)	Normandy recognized expected insurance proceeds associated with business interruption claims. This is acceptable under Australian GAAP when there is certainty of recovery from the insurers. Under US GAAP, however, the recognition of business interruption insurance proceeds and an accounts receivable is appropriate only when the insurance proceeds are a non-refundable amount and have been acknowledged in writing by the insurers.

(e)	The sale of certain exploration properties was recorded in December 2001 under Australian GAAP. Under US GAAP, the sale did not qualify for recognition until 2002. For US GAAP purposes, therefore, the sale has been reversed in the Unaudited Pro Forma Combined Condensed Statement of Operations, and the assets and liabilities of the exploration companies have been reconsolidated and the receivable for the sale has been reversed in the Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 2001.

(f)	US GAAP requires that exploration and pre-feasibility costs generally be expensed as incurred rather than capitalized until it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves. US GAAP also requires costs incurred during the start-up phase of a mining project to be expensed as incurred. Under Australian GAAP some of these costs have been capitalized. As a result, certain capitalized exploration, pre-feasibility and start-up costs were removed in the Unaudited Pro Forma Combined Condensed Balance Sheet under US GAAP. Some of these adjustments have been made against the carrying value of Investments in affiliated companies in the Unaudited Pro Forma Combined Condensed Balance Sheet because capitalized costs were reversed and expensed in the underlying equity investees’ books. With respect to consolidated subsidiaries, the differences between the amounts capitalized at December 31, 2000 and at December 31, 2001, respectively, were recorded as adjustments to Operating costs in the Unaudited Pro Forma Combined Condensed Statement of Operations.

(g)	US GAAP requires the capitalization of interest on assets constructed for the consolidated entity’s own use regardless of the length of the construction period. Australian GAAP requires capitalization of interest only when the asset is under construction for a period greater than twelve months, and until July 1, 1998, required that all interest expense be expensed as incurred. Accordingly, additional interest has been capitalized under US GAAP. Additional depreciation pertaining to the capitalized interest has also been recorded under US GAAP as an adjustment to Depreciation, depletion and amortization in the Unaudited Pro Forma Combined Condensed Statement of Operations.

(h)	Under Australian GAAP, certain long-lived assets, including an investment in mining tenements, were written down in prior years and in 2001 because the discounted future cash flows were less than the carrying value. Under US GAAP, the impairment charge was not recorded unless the undiscounted cash flows were less than the carrying value of the assets. As a result, Normandy continued to recognize certain long-lived assets in the Unaudited Pro Forma Combined Condensed Balance Sheet under US GAAP, and to amortize the carrying value. Other long-lived assets were written down in different periods under US GAAP and the charges were for different amounts.

(i)	Under Australian GAAP, Normandy utilized Future Reserve Potential (“FRP”) in addition to ore reserves as the basis for determining the units of production method of depreciation, depletion and amortization with effect from July 1, 2001. Under US GAAP, no additional ore resources except for proved and probable reserves may be used as the basis for the units of production method. The bases of long-lived assets subject to depreciation, depletion or amortization have therefore been decreased under US GAAP in the Unaudited Pro Forma Combined Condensed Balance Sheet, and Depreciation, depletion and amortization expense has been increased for the year in the Unaudited Pro Forma Combined Condensed Statement of Operations from the higher depreciation, depletion and amortization rate per production unit resulting from excluding FRP.

(j)	During the year ended June 30, 1996, the Normandy parent company merged with two controlled entities. The Australian Securities and Investments Commission issued a Class Order which exempted the consolidated entity from complying with the Australian GAAP requirement to account for the merger as a purchase and record the assets and liabilities of the acquired companies at their fair values. Under US GAAP, the merger was recorded as an acquisition by the parent company of shares held by the minority shareholders of the two controlled entities. The cost of the purchase was recorded at fair value based on the quoted value of the shares issued to the minority shareholders as consideration, and the purchase price was allocated to the identifiable assets and liabilities assumed based on their fair values and to Goodwill. Additional Depreciation, depletion and amortization has been adjusted in the Unaudited Pro Forma Combined Condensed Statement of Operations to give effect to the step-up of the assets to fair value, offset by prior year impairment write-downs.

(k)	Normandy reversed an impairment charge in a prior year in the Unaudited Pro Forma Combined Condensed Statement of Operations that had been made in another prior year for the write-down of an investment in an associated entity under Australian GAAP. Such write-down was not taken under US GAAP in the prior period as the impairment was not deemed other than temporary, and furthermore, reversals of impairments are not allowed under US GAAP. This adjustment also includes Normandy’s proportionate share of US GAAP adjustments in the affiliated company.

(l)	Under Australian GAAP, Normandy recorded in earnings and equity the effects of its change in ownership interest in an associated entity from a controlling interest accounted for as a consolidated subsidiary to a minority interest accounted for as an equity investment. Normandy recognized the effects of the change in ownership under US GAAP entirely in equity. There was also a difference in the amounts of the deconsolidation results under Australian GAAP and US GAAP in the Unaudited Pro Forma Combined Condensed Statement of Operations, and the remaining carrying value of the Investment in the affiliated companies in the Unaudited Pro Forma Combined Condensed Balance Sheet as a result of US GAAP adjustments attributable to that entity.

(m)	Under Australian GAAP, non-recourse loans granted for shares issued under the Employee Share Reinvestment Plan are classified as non-current receivables. Under US GAAP, such loans are classified as a reduction in Stockholders’ equity in the Unaudited ProForma Combined Condensed Balance Sheet.

(n)	Normandy recognized provisions for office closure costs, employee redundancy payments and termination of employment contracts prior to meeting the recognition criteria required by US GAAP. The provisions were reversed under US GAAP in the Unaudited Pro Forma Combined Condensed Balance Sheet and the costs expensed as incurred in the Unaudited Pro Forma Combined Condensed Statement of Operations .

(o)	Under Australian GAAP, Normandy accounted for a change in estimate of the future total reclamation costs in the period in which the change was made. Under US GAAP, the change in estimate was accounted for in the period of change and prospectively, using the incremental method based on units of production over the life of the related mine.

(p)	Normandy does not recognize unrealized foreign exchange gains and losses on its unhedged US$ debt on the basis that it hedges future US$ denominated sales. US GAAP, however, requires that debt denominated in foreign currency be adjusted to the closing exchange rate at period end, with the resulting unrealized gain or loss recorded in the Unaudited Pro Forma Combined Condensed Statement of Operations. Newmont has determined that Normandy will have the US$ as its functional currency for purposes of incorporating Normandy in its consolidated financial statements from the acquisition date. Normandy’s currency exposure to unrealized gains and losses on long-term debt will therefore be related to Australian dollar-denominated debt in future periods.

(q)

In a prior year, Normandy entered into a series of contemporaneous transactions whereby infrastructure bonds were issued and sold, resulting in the realization of a premium and the extinguishment of the debt under Australian GAAP. Under US GAAP, the requirements for extinguishment of debt are more stringent, and as a result, the transactions were not considered to be an extinguishment of debt, so the payable and investment asset have been recorded in the Unaudited Pro Forma Combined Condensed Balance Sheet. Furthermore, the premium has been recorded and is being amortized over the life of the bonds, and is recorded in the Unaudited Pro Forma Combined Condensed Statement of Operations.

(r)	Under Australian GAAP, gains and losses on derivatives designated as hedges are generally not recognized in the financial statements until the hedged transactions occur. US GAAP requires derivatives to be recorded at their fair values as either an asset or liability in the consolidated balance sheet. Gains and losses on derivatives, which qualify as cash flow hedges, are accumulated in equity as Accumulated other comprehensive income (loss) and are recognized in earnings when the hedged transactions occur. Gains and losses on non-qualifying derivatives are recorded in income immediately as are the gains and losses on fair value hedges and the underlying hedged items. For the year ended December 31, 2001, Normandy had not completed the required documentation, designation and effectiveness assessments required under US GAAP for its derivatives in order to qualify for hedge accounting. Accordingly, all derivatives were recorded at fair value with the changes in fair value recorded in income. Newmont completed the required documentation, designation and effectiveness assessments for derivatives qualifying as cash flow hedges as of the acquisition date. Newmont therefore believes that from the acquisition date, a significant portion of the effects of recording Normandy’s derivative instruments at fair value will be recorded in Accumulated other comprehensive income (loss) rather than income in future periods when the hedged transactions occur.

(s)	Under Australian GAAP, no cost is generally attributed to the value of share options granted to employees. Under US GAAP, Normandy has recognized compensation expense for a variable stock option plan in accordance with Accounting Principles Board Opinion No. 25 in the Unaudited Pro Forma Combined Condensed Statement of Operations . Normandy has not recognized compensation expense under US GAAP for its fixed stock option plans.

(t)	To account for the deferred income tax effects of the US GAAP adjustments, and to account for the different methods of accounting for deferred income taxes under Australian and US GAAP as explained in Note 40e of the audited financial statements of Normandy at June 30, 2001 and 2000, and for the three year period then ended, and Note 8(e) to the unaudited financial statements of Normandy at December 31, 2001 and 2000, and for the two six-month periods then ended, filed as Exhibits 20.4 and 20.5, respectfully, to this report. Deferred income taxes have been calculated in accordance with Accounting Principles Board Opinion No. 23 (“APB 23”). Under APB 23, deferred income taxes are not recorded that relate to the undistributed earnings of a subsidiary if the parent company has no intent to collect dividends from the subsidiary. Newmont has determined that Normandy’s earnings will be reinvested in Normandy’s operations indefinitely. Deferred income taxes have therefore not been recorded for the undistributed earnings of Normandy. Furthermore, deferred income taxes have not been recorded for the foreign currency translation component of Normandy’s gain (loss) on derivative instruments as described in 2(r) above as such gains or losses arise on the translation from A$ to US$ and are not taxable in Australia.

(u)	To account for the effects of US GAAP adjustments in minority interest.

(v)	These amounts represent the cumulative balancing entries for the effect of all balance sheet adjustments.

(w)	Other minor US GAAP Adjustments

Note 3—Pro Forma Adjustments to Record the acquisition of 100% of Normandy

The following adjustments have been made to the Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statements of Operations at December 31, 2001 and for the year then ended:

(a)	The purchase consideration has been based on Newmont acquiring 100% of the Normandy shares outstanding based on an exchange ratio of 0.0385 of a Newmont share for each Normandy share. For accounting purposes only, the shares issued to Normandy stockholders include the Newmont shares applicable to the 19.8% of Normandy held by Franco-Nevada. The shares issued to Franco-Nevada stockholders exclude the Newmont shares applicable to its 19.8% holding in Normandy. The final purchase price allocation was determined in the fourth quarter of 2002 after completion of an independent appraisal based on the actual fair value of current assets, current liabilities, indebtedness, reclamation and remediation liabilities, derivative instruments, marketable securities, property, plant and mine development, mining interests acquired, identifiable intangible assets, other assets and liabilities and goodwill. The final purchase price differed from that presented in the Unaudited Pro Forma Combined Condensed Balance Sheet. The fair value assigned to property, plant and equipment and reclamation and remediation liabilities increased by $57.2 million and $39.9 million, respectively, between the preliminary and final purchase price allocation. Between the preliminary and final purchase price allocation, the fair value assigned to proven and probable reserves and other mineral interests decreased by $302.8 million and $52.0 million, respectively. The residual purchase price allocated to goodwill increased by $493.9 million from the preliminary purchase price allocation.

The following table reflects the estimated purchase accounting allocation for the acquisition of Normandy:

Calculation of preliminary allocation of purchase price
(in millions, except for share prices):

Shares of Newmont common stock issued to Normandy Stockholders	86.8
Average Newmont stock price per share	$19.01

Fair value of Newmont common stock issued	$1,649.9
Plus—Cash consideration of A$0.50 per share	462.1
Plus—Fair value of Normandy stock options cancelled by Newmont	6.0
Plus—Estimated direct acquisition costs incurred by Newmont	60.0

Total purchase price	$2,178.0

Plus—Fair value of liabilities assumed by Newmont:
Current liabilities, excluding accrued acquisition costs and settlement of stock options	$186.0
Long-term debt (including current portion)	832.3
Derivative liability	248.3
Other long-term liabilities	533.1
Minority interests acquired	37.5

Less—Fair value of assets acquired by Newmont:
Current assets	$(462.9)
Property, plant and mine development	(446.7)
Mineral interests and other intangible assets	(1,404.5)
Equity investments in mining operations	(214.9)
Other long-term assets	(349.6)

Residual purchase price allocated to non-amortizable goodwill	$1,136.6

The closing market price of Newmont’s common stock on January 2, 2002, the last trading day before the revised terms of the Transaction were announced, was $19.09. The cost of the acquisition reflects the average of that price and the closing prices of Newmont’s common stock for the two days preceding and the two days following announcement, for which the average was $19.01 per share.

The entry to record the purchase transaction gives rise to a deferred tax liability based on changes in the book bases of the identifiable tangible and intangible assets and liabilities assumed. There were no corresponding increases in the tax bases of identifiable tangible and intangible net assets and liabilities assumed as this transaction was structured as a tax-free exchange. No deferred tax liability has been established for the goodwill for which amortization is not deductible for tax purposes.

(b)	The pro forma adjustments for the 100% acquisition of Normandy eliminate the Additional paid-in capital, Retained earnings (deficit), and Accumulated other comprehensive income (loss) in the equity of Normandy, and record the fair value of common stock issued by Newmont.

The pro forma combined stockholders’ equity of Newmont reflects the following:

Acquisition of 100% of Normandy
(in millions of US $)
Stockholders’ equity of Newmont as of December 31, 2001	$1,499.8
Fair value of common stock issued to acquire 100% of Normandy	1,649.9

Pro forma stockholders’ equity after the acquisition of Normandy only	$3,149.7
Minority interest in historical Newmont	262.8
Minority interest in historical Normandy equity	37.5

Pro Forma stockholders’ equity and minority interest after the acquisition of Normandy	$3,450.0

(c)	Reverses the amortization of deferred hedging gains Normandy realized on the early settlement of derivative instruments prior to adopting Statement of Financial Accounting Standards No. 133. The gains were deferred under US GAAP and were being recognized as the ounces of gold to which the original contracts applied were produced and sold. The purchase price allocation reduced the deferred hedging gains to zero since they had no fair value.

(d)	Records the impact of increasing the total expected mine reclamation costs for certain Normandy properties to conform with Newmont policies. The increase will be recognized from the acquisition date utilizing an incremental method based on units of production.

(e)	Adjusts Depreciation, depletion and amortization to account for the acquisition as if the Transaction had occurred January 1, 2001 in a manner consistent with the policies of depreciation, depletion and amortization utilized by Newmont. This adjustment results in an increase to depreciation expense in each of the periods presented due to the step up in value of long-lived assets subject to depreciation, depletion and amortization. The goodwill created in the purchase accounting transaction was not amortized, as such assets are not amortized under US GAAP for business combinations that are initiated subsequent to July 1, 2001.

(f)	Records the impact of recording Normandy’s long-term debt at fair value and amortizing the resulting premium over face value as a component of interest expense.

(g)	To account for the income tax expense (benefit) of the pro forma adjustments resulting from the impact of the purchase accounting adjustments using an Australian statutory tax rate of 30%. Under APB 23, income taxes are not accrued on the undistributed earnings of a subsidiary if the parent company has no intent to transfer such earnings to the parent company. Instead, the subsidiary’s earnings are taxed at the statutory rate directly applicable to that subsidiary. Newmont intends to reinvest Normandy’s earnings in the operations of Normandy indefinitely.

(h)	To account for the effects of the difference between the carrying values of equity investees at fair value and their underlying US GAAP net book values. The majority of the impact relates to depletion of mineral reserves in the underlying equity investee.

(i)	Adjusts the pro forma combined weighted-average and diluted shares outstanding for the twelve-month period ended December 31, 2001 and assumes that the shares issued for the acquisition of Normandy were issued on January 1, 2001.

(j)	Records the effect of translating Normandy’s financial statements as of December 31, 2001, and for the year then ended, from the Australian dollar into its functional currency, the US dollar.

(k)	To separately identify Mineral interests and other intangible assets, net as if Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets” had been adopted at the date of acquisition of Normandy.

(l)	To record the write-off of certain undeveloped mineral interests.

Note 4—US GAAP Adjustments to Franco-Nevada

The consolidated financial statements of Franco-Nevada have been prepared in accordance with Canadian GAAP, which differ in certain significant respects from US GAAP. Franco-Nevada’s audited financial statements at March 31, 2001, and for the three-year period then ended, and Franco-Nevada’s unaudited financial statements at September 30, 2001, and for the two six-month periods ended September 30, 2001 and 2000, have been filed as Exhibit 20.3 to this report. Certain,disclosures presented with Franco-Nevada’s financial information have been modified from those previously presented. Refer to Note 14 of those financial statements for reconciliations from Canadian GAAP to US GAAP and detailed descriptions of the significant differences and reconciling items.

The following notes provide a summarized description of the basis on which Franco-Nevada’s Canadian GAAP financial statements were adjusted to US GAAP. In addition, some items have been reclassified to conform the presentation to that of Newmont.

(a)	In April 2001, Franco-Nevada acquired 19.8% of Normandy’s outstanding stock. Under both Canadian GAAP and US GAAP, Franco-Nevada accounts for its investment in Normandy under the equity method. The impact of Normandy’s US GAAP adjustments in the carrying value of Franco-Nevada’s equity investment in Normandy has been omitted from the Franco-Nevada US GAAP reconciliation. However, the purchase accounting adjustments to record the acquisition of Franco-Nevada eliminated the accounting for this equity investment because the Unaudited Pro Forma Financial Statements have already consolidated 100% of Normandy. Therefore, no equity accounting for this investment is required for the year ended December 31, 2001.

(b)	US GAAP requires that marketable securities classified as available-for-sale be marked to fair value at each period end with a corresponding entry to Accumulated other comprehensive income (loss), net of tax. As of December 31, 2001, an increase to Short-term investments was recorded in the Unaudited Pro Forma Combined Condensed Balance Sheet. Under Canadian GAAP marketable securities are carried at cost.

(c)	US GAAP requires that exploration costs be expensed as incurred rather than capitalized as allowed under Canadian GAAP. As a result, Property plant and equipment, net was reduced in the Unaudited Pro Forma Combined Condensed Balance Sheet under US GAAP to remove costs previously capitalized. During the year ended December 31, 2001, the resulting increases in exploration expense were recorded in Operating costs in the Unaudited Pro Forma Combined Condensed Statement of Operations. Additionally, Operating costs were reduced during the year to reflect the reversal of Franco-Nevada’s provision for impairment of these capitalized exploration costs, because such costs would already been expensed under US GAAP.

(d)	Effect on Depreciation, depletion and amortization in the Unaudited Pro Forma Combined Condensed Balance Sheet for the impact of adjustments to the net carrying amount of long-lived assets.

(e)	This adjustment records the net deferred income tax effect of the US GAAP adjustments.

(f)	During the year ended December 31, 2001, an adjustment to increase Sales and other income was recorded in the Unaudited Pro Forma Combined Condensed Statement of Operations based on the reversal of loss and provision amounts recorded in marketable securities under Canadian GAAP. Under US GAAP, these losses and provisions would have been recorded in previous periods.

(g)	These amounts represent the cumulative balancing entries for the effect of all balance sheet adjustments.

(h)	Canadian GAAP requires that merger costs incurred in a pooling transaction be considered as capital costs and therefore netted against capital stock, rather than expensed as required under US GAAP. As a result, amounts were restored to Additional paid-in capital with a decrease to Retained earnings (deficit) in the Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 2001.

Note 5—Pro Forma Adjustments to Record the acquisition of 100% of Franco-Nevada

The following adjustments have been made to the Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations at December 31, 2001 and for the year then ended:

(a)	The purchase consideration has been based on Newmont acquiring 100% of the Franco-Nevada shares outstanding plus all options and warrants based on an exchange ratio of 0.8 of a Newmont share for each Franco-Nevada share. For accounting purposes only, the shares issued to Normandy stockholders include the Newmont shares applicable to the 19.8% of Normandy held by Franco-Nevada. The shares issued to Franco-Nevada stockholders exclude the Newmont shares applicable to its 19.8% holding in Normandy. The final purchase price allocation was determined in the fourth quarter of 2002 after completion of an independent appraisal based on the actual fair value of current assets, current liabilities, indebtedness, reclamation and remediation liabilities, derivative instruments, marketable securities, intangible mining royalty properties, other assets and liabilities and goodwill. The final purchase price differed from that presented in the Unaudited Pro Forma Combined Condensed Balance Sheet. The fair value assigned to intangible mining royalty properties decreased by $52.8 million between the preliminary and final purchase price allocation, offset by a $119.4 million increase in fair value assigned to the investments in affiliated companies. The residual purchase price allocated to goodwill decreased by $38.2 million from the preliminary purchase price allocation. The following table reflects the estimated purchase accounting allocation for the acquisition of 100% of Franco-Nevada:

Calculation of preliminary allocation of purchase price:
(In millions, except for share price)

Shares of Newmont common stock issued to Franco-Nevada stockholders, excluding Franco-Nevada’s 19.8% investment in Normandy	110.6
Average Newmont stock price per share	$19.01

Fair value of Newmont common stock issued	$2,101.2
Plus—Fair value of Franco-Nevada options assumed by Newmont	30.4
Plus—Fair value of Franco-Nevada warrants assumed by Newmont	13.3
Plus—Estimated direct acquisition costs incurred by Newmont	30.0

Total purchase price	$2174.9

Plus—Fair value of liabilities assumed by Newmont:
Current liabilities, excluding accrual of acquisition costs.	$75.8
Other liabilities	150.6

Less—Fair value of assets acquired by Newmont:
Current assets, including cash consideration for the purchase of Normandy shares	$(573.9)
Investment in marketable securities (excluding the 19.8% interest in Normandy)	(123.5)
Intangible mining royalty properties	(404.0)
Investments in affiliated companies	(108.0)

Residual purchase price allocated to non-amortizable goodwill	$1,191.9

The closing market price of Newmont’s common stock on January 2, 2002, the last trading day before the revised terms of the Transaction were announced, was $19.09. The cost of the acquisition reflects the average of that price and the closing prices of Newmont’s common stock for the two days preceding and the two days following announcement, for which the average was $19.01 per share.

The entry to record the purchase transaction gives rise to a deferred tax liability based on changes in the book bases of the identifiable tangible and intangible assets and liabilities assumed. There were no corresponding increases in the tax bases of identifiable tangible and intangible assets and liabilities assumed as this transaction was structured as a tax-free exchange. No deferred tax liability has been established for the goodwill for which amortization is not deductible for tax purposes.

(b)	These pro forma adjustments eliminate the Additional paid-in capital, Retained earnings (deficit), Accumulated other comprehensive income (loss) or other items in the equity of Franco-Nevada and record the fair value of Common stock consideration issued by Newmont. Newmont issued approximately 110.6 million common shares (including exchangeable shares of a subsidiary that are exchangeable at any time into Newmont common shares on a one-for-one basis) to accomplish the acquisition, or 0.8 of a share for each Franco-Nevada share outstanding. This number of shares is net of Franco-Nevada’s 19.8% interest in Normandy. The pro forma combined stockholders’ equity of Newmont following the acquisition of 100% of Normandy and 100% of Franco-Nevada reflects the following:

(in millions of US $’s)
Stockholders’ equity of Newmont as of December 31, 2001	$1,499.8
Fair value of common stock issued to acquire 100% of Normandy	1,649.9

Pro forma stockholders’ equity after the acquisition of 100% of Normandy only	$3,149.7
Fair value of common stock issued to merge with Franco-Nevada	2,101.2
Fair value of Franco-Nevada options assumed by Newmont	30.4
Fair value of Franco-Nevada warrants assumed by Newmont	13.3

Pro Forma stockholders’ equity after the acquisition of 100% of Normandy and 100% of Franco-Nevada	$5,294.6
Minority interest in historical Newmont	262.8
Minority interest in 100 % of historical Normandy equity	37.5
Minority interest in 100 % of historical Franco-Nevada equity	—

Pro Forma stockholders’ equity and minority interest after the acquisition of 100% of Normandy and Franco-Nevada	$5,594.9

(c)	Adjusts Depreciation, depletion and amortization to account for the acquisition as if the Transaction had occurred January 1, 2001 in a manner consistent with the policies of depreciation, depletion and amortization utilized by Newmont. This adjustment results in an increase to Depreciation, depletion and amortization expense in each of the periods presented due to the step-up in value of the long-lived assets subject to depreciation, depletion and amortization. The goodwill created in the purchase accounting transaction was not amortized as such assets are not amortized under US GAAP for business combinations that are initiated subsequent to July 1, 2001.

(d)	To account for the income tax expense (benefit) of the purchase accounting adjustments using the 35% statutory tax rate applicable to multinational companies based in the United States.

(e)

Eliminates the 19.8% investment held by Franco-Nevada in Normandy on Franco-Nevada’s Consolidated Balance Sheet and the effect of the equity accounting recorded in the Consolidated Statement of Operations of Franco-Nevada for the period Franco-Nevada owned their investment in 2001. This adjustment eliminates the Canadian GAAP effect only as no adjustment has been made to reflect the accounting for this investment in accordance with US GAAP (see 4(a)). Eliminating the 19.8% investment held by Franco- Nevada in Normandy ensures the Unaudited Pro Forma Combined Condensed Statement of Operations

includes the consolidated results of Newmont, Normandy and Franco-Nevada, excluding a duplication of the equity accounting impact of the investment held by Franco-Nevada in Normandy.

(f)	Eliminates royalties paid by Newmont and Normandy to Franco-Nevada on certain mining properties, as well as the depletion of the carrying value of the royalty interest in Franco-Nevada.

(g)	To include the three months of pre-disposal results of operations of Normandy Midas Operations, Inc., which was sold to Normandy as of April 1, 2001 and treated as discontinued operations by Franco-Nevada in its financial statements in 2001. The gain on sale and associated costs and tax effects have been eliminated in the consolidation of both Franco-Nevada and Normandy with Newmont.

(h)	To separately identify Mineral interests and other intangible assets, net as if Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets” had been adopted at the acquisition date of Franco-Nevada.

Note 6—Cost Savings and Expenses of the Acquisitions

Expected annual cost savings estimated to be approximately $70 million after tax during the first full year of combined operations have not been reflected as an adjustment to the historical data because such data constitutes estimates of what savings may be achieved after the three companies are combined. Likewise, estimated future costs associated with closing the acquisitions have not been reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations, nor have expenses recorded by Normandy related to its evaluation of strategic alternatives been eliminated.

Estimated costs of the Transaction total approximately US$60 million for Normandy and US$30 million for Franco-Nevada, consisting primarily of investment bankers fees and related expenses, legal, accounting and other professional advisor fees related directly related to the acquisitions. These costs have been capitalized as direct costs associated with the Transaction.

(c)    Exhibits.

2.1	Arrangement Agreement, dated as of November 14, 2001, by and between Franco-Nevada Mining Corporation Limited and Newmont Mining Corporation (now called “Newmont USA Limited”).**

2.2

Deeds of Undertaking, dated as of November 14, 2001, November 14, 2001 and December 10, 2001, by and between Newmont Mining Corporation (now called “Newmont USA Limited”) and Normandy Mining Limited.**

2.3

Agreement and Plan of Merger, dated as of January 8, 2002, by and among Newmont Mining Corporation (now called “Newmont USA Limited”), Delta Holdco Corp. (now called “Newmont Mining Corporation”) and Delta Acquisitionco Corp.**

20.1	Excerpts from pages 2, 7-9, 12-14, 48-63, 100-115 and 159-160 of the offer document, which was first mailed to shareholders of Normandy Mining Limited on January 11, 2002.**

20.2	Excerpts from pages 1-2, 7-9, 48-49 and 54-71 of the definitive proxy statement/prospectus, which was first mailed to stockholders of Newmont Mining Corporation on January 11, 2002.**

20.3

Audited annual financial statements and unaudited interim financial statements of Franco- Nevada Mining Corporation Limited, excerpted from pages E-8 through E-27 of Annex to the definitive proxy statement/prospectus, which was first mailed to stockholders of Newmont Mining Corporation on January 11, 2002.*

20.4

Audited Statements of Financial Performance as of June 30, 2001 and 2000, and the related Statements of Financial Position, Statements of Shareholders Equity and Cash Flows for each of the three years in the period ended June 30, 2001 of Normandy Mining Limited.*

20.5	Unaudited Consolidated Statements of Financial Performance of Normandy Mining Limited for the half year ended December 31, 2001.*

23.1	Consent of PricewaterhouseCoopers LLP, dated April 14, 2003.*

23.2	Consent of Deloitte Touche Tohmatsu, dated April 14, 2003.*

99.1	Selected Exchange Rate Data.***

*	Filed herewith.
**	Filed with the Registrant’s Current Report on Form 8-K, filed March 1, 2002.
***	Filed with Amendment No.1 to the Registrant’s Current Report on Form 8-K/A, filed April 16, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION (Registrant)

Date: April 15, 2002	By:	/s/ BRUCE D. HANSEN
Bruce D. Hansen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ DAVID W. PEAT
David W. Peat
Vice President and Global Controller (Principal Accounting Officer)

EXHIBIT LIST

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of November 14, 2001, by and between Franco-Nevada Mining Corporation Limited and Newmont Mining Corporation (now called “Newmont USA Limited”).**

2.2

Deeds of Undertaking, dated as of November 14, 2001, November 14, 2001 and December 10, 2001, by and between Newmont Mining Corporation (now called “Newmont USA Limited”) and Normandy Mining Limited.**

2.3

Agreement and Plan of Merger, dated as of January 8, 2002, by and among Newmont Mining Corporation (now called “Newmont USA Limited”), Delta Holdco Corp. (now called “Newmont Mining Corporation”) and Delta Acquisitionco Corp.**

20.1	Excerpts from pages 2, 7-9, 12-14, 48-63, 100-115 and 159-160 of the offer document, which was first mailed to shareholders of Normandy Mining Limited on January 11, 2002.**

20.2	Excerpts from pages 1-2, 7-9, 48-49 and 54-71 of the definitive proxy statement/prospectus, which was first mailed to stockholders of Newmont Mining Corporation on January 11, 2002.**

20.3

Audited annual financial statements and unaudited interim financial statements of Franco-Nevada Mining Corporation Limited, excerpted from pages E-8 through E-27 of Annex E to the definitive proxy statement/prospectus, which was first mailed to stockholders of Newmont Mining Corporation on January 11, 2002.*

20.4

Audited Statements of Financial Performance as of June 30, 2001 and 2000, and the related Statements of Financial Position, Statements of Shareholders Equity and Cash Flows for each of the three years in the period ended June 30, 2001 of Normandy Mining Limited.*

20.5	Unaudited Consolidated Statements of Financial Performance of Normandy Mining Limited for the half year ended December 31, 2001.*

23.1	Consent of PricewaterhouseCoopers LLP, dated April 14, 2003.*

23.2	Consent of Deloitte Touche Tohmatsu, dated April 14, 2003.*

99.1	Selected Exchange Rate Data.***

*	Filed herewith.
**	Filed with the Registrant’s Current Report on Form 8-K, filed March 1, 2002.
***	Filed with Amendment No.1 to the Registrant’s Current Report on Form 8-K/A, filed April 16, 2002.